Exhibit 99.1

Contact:	Mark A. Kopser Executive Vice President and Chief Financial Officer (972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES FOURTH QUARTER AND YEAR-END 2008 RESULTS
Highlights:
For the year:
•	Added 14 facilities, three of which were de novo developments

•	System-wide revenue growth of 14%

•	U.S. same-facility revenue growth of 11%
For the quarter:
•	System-wide revenue growth of 12%

•	U.S. same-facility revenue growth of 11%
Dallas, Texas (February 26, 2009) — United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2008.
Background — Going Private Transaction
     On April 19, 2007, USPI consummated a merger pursuant to which USPI became a wholly owned subsidiary of an investor group led by Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS”) and members of USPI’s senior management. As a result of the merger, USPI’s assets and liabilities were adjusted to their fair value as of the closing date, resulting in higher amortization expense in periods following the merger. USPI also experienced a significant increase in aggregate outstanding indebtedness (increase of approximately $800 million) due to financing associated with the merger, resulting in higher interest expense in periods following the merger. Additionally, certain costs associated with the merger are reflected in the 2007 statement of operations ($25.4 million for the year ended December 31, 2007). Therefore, the financial statements for the periods before and after the merger are not comparable. Because the merger took place on April 19, 2007, USPI’s results are split between Predecessor Company (dates prior to April 19, 2007) and Successor Company (dates on or after April 19, 2007).
Fourth Quarter Financial Results
     For the quarter ended December 31, 2008, consolidated net revenues were $160.3 million, compared with $166.7 million in the prior year period. Operating income for the fourth quarter was $54.2 million as compared with $54.8 million for the prior year period. Operating income margin increased 90 basis points from 32.9% in the prior year period to 33.8% in the fourth quarter of 2008. Equity in earnings of unconsolidated affiliates generated by the Company’s 101 unconsolidated facilities increased 44% over the prior year period. For the quarter, EBITDA less minority interests increased 10% to $49.4 million from $44.7 million in the prior year period.
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United Surgical Partners Announces Fourth Quarter and Year-End 2008 Results

February 26, 2009
     In the fourth quarter, operating performance benefitted from strong U.S. same-facility revenue growth and margin improvement, as well as success from our investment and acquisition activity. In particular, expansion projects at two of our larger hospitals were a key driver of our 44% growth in equity in earnings of unconsolidated affiliates. As compared with the prior year, depreciation expense increased by $2.1 million, primarily due to a purchase accounting adjustment recorded in the fourth quarter of 2007 that reduced depreciation by $3.3 million. Finally, financial results were significantly affected by the strengthening of the U.S. dollar. As compared with the prior year period, this factor reduced reported revenues of our U.K. subsidiary by $7.7 million, and operating income was lowered by $1.4 million.
     Cash flows from operating activities for the fourth quarter totaled $24.5 million, compared with $12.6 million for the prior year period. During the fourth quarter, the Company and its consolidated subsidiaries invested approximately $3.5 million in maintenance capital expenditures and an additional $1.2 million to develop new facilities and expand existing facilities.
Year-End Financial Results
     For the year ended December 31, 2008, consolidated net revenues were $642.2 million, compared with $643.8 million in the prior year. Operating income for the period was $199.8 million, up 23% from $162.1 million for the prior year. Operating income increased 7% after adjusting for $25.4 million of merger-related expenses in the prior year. Equity in earnings of unconsolidated affiliates increased 39%. For the year, EBITDA less minority interests, after adjusting for merger-related expenses, increased 12% to $181.4 million from $162.6 million in the prior year.
     For the year, financial results were affected by the strengthening of the U.S. dollar. As compared with the prior year, this factor reduced reported revenues of our U.K. subsidiary by $10.1 million, and operating income was lowered by $2.1 million.
     Cash flows from operating activities for the year ended December 31, 2008, totaled $91.2 million compared with $96.5 million for the prior year. The net decrease in cash flows from operating activities primarily resulted from increased interest payments and the timing of distributions of cash received from the Company’s unconsolidated affiliates, the impact of which was partially offset by the Company’s incurring costs related to the merger in the prior year. During 2008, the Company and its consolidated subsidiaries invested approximately $13.3 million in maintenance capital expenditures and an additional $17.9 million to develop new facilities and expand existing facilities (approximately $8.1 million of which was used to purchase land adjacent to one of the Company’s United Kingdom hospitals).
System-Wide Financial Results
     Due to the significance of unconsolidated facilities to the Company’s business (101 of the Company’s 164 facilities are unconsolidated at December 31, 2008), the Company primarily analyzes its financial results by treating all facilities as though they were consolidated by the Company, a grouping the Company refers to as system-wide financial results. The Company believes this view of the business best reflects its underlying fundamentals (see Statement of Operations — Reconciliation of Non-GAAP Financial Measures). The strong growth within the unconsolidated facilities reflects the success of the Company’s three-way joint venture model and the disproportionate investment that the Company has made in that model in recent years.
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United Surgical Partners Announces Fourth Quarter and Year-End 2008 Results

February 26, 2009
Fourth Quarter System-Wide Financial Results
     For the quarter ended December 31, 2008, system-wide net revenue increased 12% to $427 million from $383 million in the prior year period. This increase was primarily a result of an 11% increase in U.S. same-facility net revenue. U.S. same-facility revenue growth was 18% at unconsolidated facilities and essentially flat at consolidated facilities. System-wide operating income margins were up 150 basis points as U.S. same-facility margins were up 140 basis points. System-wide operating income increased 18% to $114 million for the quarter from $96 million in the prior year period.
Year-End System-Wide Financial Results
     For the year ended December 31, 2008, system-wide net revenue increased 14% to $1.6 billion from $1.4 billion in the prior year period. This increase was a result of an 11% increase in U.S. same-facility net revenue and the effect of acquisitions. U.S. same-facility revenue growth was 17% at unconsolidated facilities and down 2% at consolidated facilities. Excluding merger-related expenses of $25.4 million incurred in 2007, system-wide operating income margins were up 140 basis points on a system-wide basis. Excluding merger-related expenses, system-wide operating income increased 21% to $396 million for 2008 from $327 million in 2007.
Development Activity
     During the year, the Company acquired or opened 14 facilities and sold its interest in five facilities. Seven facilities were added in the fourth quarter, including facilities in Denver, Colorado, and Portland, Oregon, where the Company is in partnership with leading hospital providers.
     Commenting on the results, William H. Wilcox, USPI’s chief executive officer, said, “2008 was a solid year for the Company. We are generally pleased with our overall performance, though we will continue to focus on facility operations in order to make the adjustments necessitated by further changes in the economic and regulatory environment.”
     The live broadcast of USPI’s fourth quarter and year-end conference call will begin at 10:00 a.m. Eastern Time on February 27, 2009. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.
     USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 167 surgical facilities. Of the Company’s 164 domestic facilities, 103 are jointly owned with not-for-profit healthcare systems. The Company also operates three facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors to healthcare providers; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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United Surgical Partners Announces Fourth Quarter and Year-End 2008 Results

February 26, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except number of facilities)

	Three Months Ended
	December 31
	2008	2007
Revenues	$160,259	$166,673

Equity in earnings of unconsolidated affiliates	14,480	10,062

Operating expenses:
Salaries, benefits and other employee costs	46,051	46,088
Medical services and supplies	27,317	27,214
Other operating expenses	26,267	28,156
General and administrative expenses	10,222	11,442
Provision for doubtful accounts	1,612	2,129
Depreciation and amortization	9,055	6,948

Total operating expenses	120,524	121,977

Operating income	54,215	54,758
Interest expense, net	(19,819)	(22,850)
Other, net	(1,327)	(209)

Income before minority interests	33,069	31,699
Minority interests in income of consolidated subsidiaries	(13,870)	(17,002)

Income from continuing operations before income taxes	19,199	14,697
Income tax expense	(3,648)	(8,068)

Income from continuing operations	15,551	6,629
Discontinued operations, net of tax	339	(1,873)

Net income	$15,890	$4,756

Supplemental Data:
Facilities operated at period end	164	155
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United Surgical Partners Announces Fourth Quarter and Year-End 2008 Results

February 26, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except number of facilities)

	Successor	Successor (1)	Predecessor (1)	Combined (2)
		Period From	Period From
	Year Ended	April 19 Thru	January 1 Thru	Year Ended
	Dec. 31,	Dec. 31,	April 18,	Dec. 31,
	2008	2007	2007	2007
Revenues	$642,223	$452,488	$191,355	$643,843

Equity in earnings of unconsolidated affiliates	47,042	23,867	9,906	33,773

Operating expenses:
Salaries, benefits and other employee costs	184,871	125,648	53,871	179,519
Medical services and supplies	112,499	77,006	34,308	111,314
Other operating expenses	107,659	74,335	31,744	106,079
General and administrative expenses	40,155	29,299	13,946	43,245
Merger-related expenses	—	41	25,330	25,371
Provision for doubtful accounts	7,568	7,592	3,299	10,891
Depreciation and amortization	36,757	26,688	12,425	39,113

Total operating expenses	489,509	340,609	174,923	515,532

Operating income	199,756	135,746	26,338	162,084
Interest expense, net	(82,421)	(64,654)	(8,588)	(73,242)
Loss on early retirement of debt	—	—	(2,435)	(2,435)
Other, net	(1,790)	(442)	798	356

Income before minority interests	115,545	70,650	16,113	86,763
Minority interests in income of consolidated subsidiaries	(55,134)	(45,120)	(18,866)	(63,986)

Income (loss) from continuing operations before income taxes	60,411	25,530	(2,753)	22,777
Income tax expense	(22,334)	(14,611)	(4,145)	(18,756)

Income (loss) from continuing operations	38,077	10,919	(6,898)	4,021
Discontinued operations, net of tax	(563)	(2,190)	(251)	(2,441)

Net income (loss)	$37,514	$8,729	$(7,149)	$1,580

Supplemental Data:
Facilities operated at period end	164	155	149	155

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger closing, which occurred on April 19, 2007 (Successor period), has been added to the financial data for the period from January 1, 2007 through April 18, 2007 (Predecessor period), to arrive at the combined year ended December 31, 2007. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted. While this is non-GAAP financial information, management believes it is helpful to understand trends in its business.
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United Surgical Partners Announces Fourth Quarter and Year-End 2008 Results

February 26, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	Dec. 31,	Dec. 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$49,435	$76,758
Accounts receivable, net of allowance for doubtful accounts of $11,544 and $12,721, respectively	57,213	59,557
Other receivables	17,070	8,974
Inventories	9,079	9,495
Other	11,735	20,056

Total current assets	144,532	174,840

Property and equipment, net	201,824	229,039
Investments in affiliates	307,771	267,357
Goodwill and intangible assets, net	1,589,139	1,590,820
Other	24,897	15,337

Total assets	$2,268,163	$2,277,393

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$22,194	$22,982
Accrued expenses and other	136,688	139,116
Current portion of long-term debt	24,488	25,311

Total current liabilities	183,370	187,409

Long-term debt	1,073,459	1,072,751
Other liabilities	153,156	127,364

Total liabilities	1,409,985	1,387,524

Minority interests	94,041	83,063
Common stockholder’s equity	764,137	806,806

Total liabilities and stockholder’s equity	$2,268,163	$2,277,393

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United Surgical Partners Announces Fourth Quarter and Year-End 2008 Results

February 26, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statement of Operations — Reconciliation of Non-GAAP Financial Measures
(in thousands)
System-Wide Operating Results
USPI conducts the majority of its business through facilities that the Company accounts for under the equity method. Of the Company’s 164 facilities at December 31, 2008, the Company accounted for 101 under the equity method.
Because the Company’s net earnings from a facility are the same whether the Company consolidates it or not, the primary way the Company analyzes its business ignores the distinction between consolidated versus equity method facilities. Viewing USPI’s business in this manner makes it easier to analyze the overall growth rate of its business and the operating margins of all the facilities driving the Company’s net earnings. The following tables depict USPI’s business as though it consolidated all of its facilities, which is a non-GAAP measure, and reconciles these system-wide results to the Company’s consolidated statements of operations prepared under GAAP:

	Three Months Ended December 31,
	2008					2007
					USPI as	USPI				Combined
	USPI	Unconsolidated	Consolidation		Reported	System-	Unconsolidated	Consolidation		USPI as
	System-Wide(1)	Affiliates(2)	Adjustments		Under GAAP	Wide(1)	Affiliates(2)	Adjustments		Reported(7)
Revenues	$427,061	$(277,449)	$10,647	(3)	$160,259	$382,526	$(224,997)	$9,144	(3)	$166,673

Equity in earnings of unconsolidated affiliates	—	—	14,480	(4)	14,480	16	(16)	10,062	(4)	10,062

Operating expenses:
Salaries, benefits and other employee costs	112,595	(66,544)	—		46,051	103,165	(57,077)	—		46,088
Medical services and supplies	87,524	(60,207)	—		27,317	75,075	(47,861)	—		27,214
Other operating expenses	73,679	(58,059)	10,647	(3)	26,267	68,880	(49,868)	9,144	(3)	28,156
General and administrative expenses	10,222	—	—		10,222	11,401	—	—		11,401
Provision for doubtful accounts	7,568	(5,956)	—		1,612	8,362	(6,233)	—		2,129
Depreciation and amortization	21,288	(12,233)	—		9,055	19,161	(12,213)	—		6,948

Total operating expenses	312,876	(202,999)	10,647		120,524	286,044	(173,252)	9,144		121,936

Operating income	114,185	(74,450)	14,480		54,215	96,498	(51,761)	10,062		54,799
Interest expense, net	(25,613)	5,794	—		(19,819)	(28,662)	5,812	—		(22,850)
Other	(666)	(661)	—		(1,327)	990	(1,199)	—		(209)

Income before minority interests	87,906	(69,317)	14,480		33,069	68,826	(47,148)	10,062		31,740
Minority interests in income of consolidated subsidiaries	(67,122)	—	53,252	(5)	(13,870)	(51,634)	—	34,631	(5)	(17,003)

Income from continuing operations before income taxes	20,784	(69,317)	67,732		19,199	17,192	(47,148)	44,693		14,737
Income tax expense	(5,233)	1,585	—		(3,648)	(10,522)	2,455	—		(8,067)

Income from continuing operations (6)	$15,551	$(67,732)	$67,732		$15,551	$6,670	$(44,693)	$44,693		$6,670

United Surgical Partners Announces Fourth Quarter and Year-End 2008 Results

February 26, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statement of Operations — Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands)

	Year Ended December 31,
	2008					2007
					USPI as	USPI				Combined
	USPI	Unconsolidated	Consolidation		Reported	System-	Unconsolidated	Consolidation		USPI as
	System-Wide(1)	Affiliates(2)	Adjustments		Under GAAP	Wide(1)	Affiliates(2)	Adjustments		Reported(7)
Revenues	$1,601,610	$(999,397)	$40,010	(3)	$642,223	$1,404,909	$(795,159)	$34,093	(3)	$643,843

Equity in earnings of unconsolidated affiliates	13	(13)	47,042	(4)	47,042	117	(117)	33,773	(4)	33,773

Operating expenses:
Salaries, benefits and other employee costs	431,943	(247,072)	—		184,871	387,915	(208,396)	—		179,519
Medical services and supplies	324,472	(211,973)	—		112,499	278,359	(167,045)	—		111,314
Other operating expenses	286,243	(218,594)	40,010	(3)	107,659	255,109	(183,123)	34,093	(3)	106,079
General and administrative expenses	40,155	—	—		40,155	43,245	—	—		43,245
Provision for doubtful accounts	37,093	(29,525)	—		7,568	33,082	(22,193)	—		10,889
Depreciation and amortization	85,526	(48,769)	—		36,757	80,130	(41,016)	—		39,114

Total operating expenses	1,205,432	(755,933)	40,010		489,509	1,077,840	(621,773)	34,093		490,160

Operating income	396,191	(243,477)	47,042		199,756	327,186	(173,503)	33,773		187,456
Interest expense, net	(106,537)	24,116	—		(82,421)	(93,732)	20,490	—		(73,242)
Other	1,172	(2,962)	—		(1,790)	2,199	(1,843)	—		356

Income before minority interests	290,826	(222,323)	47,042		115,545	235,653	(154,856)	33,773		114,570
Minority interests in income of consolidated subsidiaries	(224,850)	—	169,716	(5)	(55,134)	(179,494)	—	115,508	(5)	(63,986)

Income from continuing operations before income taxes	65,976	(222,323)	216,758		60,411	56,159	(154,856)	149,281		50,584
Income tax expense	(27,899)	5,565	—		(22,334)	(31,857)	5,575	—		(26,282)

Income from continuing operations (6)	$38,077	$(216,758)	$216,758		$38,077	$24,302	$(149,281)	$149,281		$24,302

(1)	Our system-wide statements of operations treat all of our facilities as though they were consolidated subsidiaries. Our consolidated system-wide statement of operations is not a measure defined under GAAP because it includes the revenues and expenses of entities we do not control and thus do not consolidate for financial reporting purposes under GAAP. We believe that system-wide revenues, expenses, and operating margins are important to understanding our business, since these measures include the health of the unconsolidated operating entities that comprise over 60% of our facilities. For example, these facilities’ growth in revenues directly affects our earnings in the form of management fees we earn for operating the facilities, as well as indicating the degree to which we are growing revenues and leveraging costs at these facilities, which are the key drivers of our net income. Our definition of system-wide statement of operations may differ materially from similarly titled measures of other companies. Our system-wide net income is the same as our net income reported under GAAP.

(2)	Subtracts the aggregated revenues and expenses of our unconsolidated affiliates and one facility in which we had no ownership but operate under a management contract.

(3)	Our system-wide statements of operations include consolidation entries that eliminate management fee revenues (on USPI’s financial records) and expenses (on the facilities’ financial records). Under GAAP, these consolidation entries need to be removed with respect to amounts charged to unconsolidated affiliates, as under GAAP these are not intercompany transactions with consolidated subsidiaries.

(4)	Records our share of the net income of our unconsolidated affiliates.

(5)	Our system-wide statement of operations includes minority interest expense for the portion of investees’ earnings not owned by us. Under GAAP, there is no minority interest expense recorded with respect to unconsolidated affiliates.

(6)	As the net impact of items (2) through (5) is zero, system-wide net income from continuing operations equals the net income from continuing operations that we report under GAAP.

(7)	As discussed earlier in this document, the acquisition of our company on April 19, 2007 has required us to divide our operating results into “Predecessor” periods (prior to April 19, 2007) and “Successor” periods (April 19, 2007 and after). While factors such as our increased debt and related interest expense make the Predecessor and Successor periods not comparable, we believe combining these periods is the most meaningful way of comparing our operating results for the year ended December 31, 2008 to the year ended December 31, 2007. In addition, for purposes of this table, we have eliminated $25.4 million of general and administrative expenses we incurred in 2007 as a result of the merger and a $2.4 million loss on the early retirement of debt, which also resulted from the merger.
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United Surgical Partners Announces Fourth Quarter and Year-End 2008 Results

February 26, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2008	2007	% Change	2008	2007	% Change
System-wide statistics:
Revenue (in thousands)	$427,061	$382,526	11.6%	$1,601,610	$1,404,909	14.0%
Operating income (in thousands)	114,185	96,498	18.3%	396,191	327,185	21.0%

System-wide same-facility statistics(1):
United States(2)
Facility cases	180,173	175,728	2.5%	672,677	659,783	2.0%
Net revenue/case	$2,103	$1,936	8.6%	$2,049	$1,887	8.6%
Net revenue (in thousands)	$378,917	$340,176	11.4%	$1,378,499	$1,245,086	10.7%
Facility operating income margin	27.6%	26.2%	140 bps	25.8%	25.7%	10 bps

United Kingdom:

Adjusted admissions	5,396	5,320	1.4%	23,232	21,350	8.8%
Net revenue/adjusted admission	$4,752	$5,795	(18.0%)	$5,242	$5,532	(5.2%)
Net revenue/adjusted admission (at constant currency translation rates)(3)	$4,752	$4,442	7.0%	$5,242	$5,116	2.5%
Net revenue (in thousands)	$25,642	$30,829	(16.8%)	$121,783	$118,108	3.1%
Facility operating income margin(4)	25.8%	26.9%	(110) bps	25.7%	24.9%	80 bps

Other:
Total consolidated facilities	62	61		62	61

Adjusted EBITDA less minority interests(5):
GAAP operating income	$54,215	$54,758	(1.0%)	$199,756	$162,084	23.2%
Depreciation and amortization	9,055	6,948		36,757	39,114

EBITDA	63,270	61,706		236,513	201,198
Merger related expenses	—	41		—	25,371
Minority interests	(13,870)	(17,002)		(55,134)	(63,986)

Adjusted EBITDA less minority interests	$49,400	$44,745	10.4%	$181,379	$162,583	11.6%

(1)	Excludes facilities in their first year of operations. Except where noted, includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated using fourth quarter 2008 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(4)	Calculated as operating income divided by net revenue.

(5)	EBITDA and Adjusted EBITDA less minority interests are not measures defined under GAAP. The Company believes EBITDA and Adjusted EBITDA less minority interests are important measures for purposes of allocating resources and assessing performance. EBITDA, which is computed by adding operating income plus depreciation and amortization, is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. Adjusted EBITDA less minority interests, which is computed by adding EBITDA plus merger-related expenses less minority interests in income of consolidated subsidiaries, improves year to year comparability as the Company incurred significant expenses in 2007 related to its acquisition by Welsh Carson that did not recur in 2008 and adjusts both years’ EBITDA to reflect that the Company does not own 100% of each facility. EBITDA and Adjusted EBITDA less minority interests should not be considered as measures of financial performance under generally accepted accounting principles, and the items excluded from EBITDA and Adjusted EBITDA less minority interests are significant components in understanding and assessing financial performance. Because EBITDA and Adjusted EBITDA less minority interests are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculation methods, EBITDA and Adjusted EBITDA less minority interests as presented by United Surgical Partners International may not be comparable to similarly titled measures of other companies.
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